United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2016

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2016, IsoRay, Inc. (“IsoRay”) entered into a Stipulation of Settlement (the “Settlement”), pursuant to which IsoRay and Dwight Babcock (IsoRay’s former CEO) (together, the “Defendants”) have, subject to certain conditions and approvals, agreed to settle the previously-disclosed consolidated securities class action litigation, In re IsoRay, Inc. Securities Litigation, Case No. 4:15-cv-05046-LRS (the “Litigation”), pending in the U.S. District Court for the Eastern District of Washington.

If the Settlement becomes final, among other things, (i) the claims against the Defendants will be dismissed with prejudice and released, such that every member of the settlement class will be barred from asserting against the Defendants any claims alleged in the complaint or arising from the complaint, and (ii) a payment of $3,537,500 will be made for the benefit of the settlement class, which IsoRay expects to be funded entirely by its insurance carriers. The Defendants have denied and continue to deny each and all of the claims alleged by the plaintiffs in the Litigation. Nevertheless, the Defendants have agreed to the Settlement to eliminate the uncertainty, distraction, burden, and expense of further litigation.

The proposed Settlement is subject to a number of conditions, including, among other items, preliminary and final court approval. Details regarding any proposed Settlement will be communicated to potential class members prior to the final court approval. At this time, there can be no assurance that the conditions to effect the Settlement will be met or that the settlement of the Litigation will receive the required court approvals.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, regarding the prospective resolution of the Litigation. Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause IsoRay’s actual outcomes and results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Litigation Settlement will not be finalized or approved by the court or that other conditions may not be met for approval. If the Settlement is not finalized, the ultimate resolution and the impact on IsoRay cannot be assessed. Whether or not the Settlement is approved depends on various factors, including, but not limited to, the number of and reasons for any potential objections to the Settlement or the number of class members excluding themselves from the Litigation Settlement. IsoRay can give no assurances that any results or events projected or contemplated by its forward-looking statements will in fact occur and IsoRay cautions you not to place undue reliance on these statements. Unless required to do so by law, IsoRay undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

Item 7.01.	Regulation FD Disclosure.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by IsoRay pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

On September 27, 2016, IsoRay issued a press release announcing that IsoRay entered into the Settlement related to the Litigation, as discussed above. Attached hereto as Exhibit 99.1 is such press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Press release issued by IsoRay, Inc., dated September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2016

IsoRay, Inc., a Minnesota corporation

By:	/s/ Brien Ragle
Brien Ragle, CFO